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                                                                     Exhibit 5.1
                                                                     -----------




                               October 13, 1995



SEQUOIA SYSTEMS, INC.
400 Nickerson Road
Marlborough, MA 01752

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,275,000 shares of Common Stock, $.40 par value per share (the "Shares"), of Sequoia Systems, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1986 Incentive Stock Option Plan and 1986 Supplemental Stock Option Plan (collectively, the "1986 Option Plans").

     We have examined the Restated Certificate of Incorporation and Amended and Restated By-laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the 1986 Option Plans and the Shares, when issued and paid for in accordance with the terms of the 1986 Option Plans and at a price per share in excess of the par value per share for such Shares, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/Hale and Dorr

                                       HALE AND DORR